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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-161300, 333-184045, 333-189170 and 333-192628 on Form S-3 and Registration Statement Nos. 333-153231 and 333-180866 on Form S-8 of our report dated March 10, 2014 relating to the consolidated financial statements of GT Advanced Technologies Inc., and of our report dated March 10, 2014 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of GT Advanced Technologies Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 10, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM